 Exhibit 3.10

Barbara K. Cegavske
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Withdrawal of Certificate of Designation (PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of
Certificate of Designation
for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1.
Name of Corporation:
Visualant, Incorporated

2.
Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:
See attached board of director’s resolution.

3.
No Shares of the class or series of stock being withdrawn are outstanding.

4.
Signature: (required)

X_/s/ Ronald P. Erickson______________________________________
Signature of Officer

Filing Fee: $175

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Withdrawal of Designation
Revised: 1-5-16

VISUALANT, INC.
WRITTEN CONSENT IN LIEU OF SPECIAL MEETING
OF THE BOARD OF DIRECTORS

Pursuant to Chapter 78 of the Nevada Revised Statutes, the undersigned, being all of the directors of VISUALANT, INC., a Nevada corporation (the “Corporation”), acting without a meeting and waiving all notices, statutory or otherwise, do hereby adopt the following resolutions by their unanimous written consent and do hereby consent to taking the following actions herein set forth, effective as of the last date set forth below:

Withdrawal of Series B Certificate of Designation

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to withdraw the Series B Certificate of Designation previously filed with the Secretary of State of the State of Nevada pursuant to Board Resolution of March 4, 2016,
WHEREAS, the Company has previously entered into an Agreement with and settled all outstanding matters with the prior holder of the Series B securities (a copy of that Agreement is attached to this Consent as Exhibit A) and such Series B securities have been retired, now therefore
             RESOLVED, that the Corporation is hereby authorized to file with the Secretary of State of the State of Nevada such documents as may be required obtain a Certificate of Withdrawal of the previously filed Certificate of Designation for Series B Preferred, and

             FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to execute all documents and take all actions necessary or appropriate to issue a certificate for the above-described shares, and to take any and all other actions deemed necessary or appropriate to effect the purposes and intent of the foregoing resolution, and any actions taken by such officers in carrying out these resolutions are hereby ratified and confirmed.

This Written Consent shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation, and may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute one instrument.
Omnibus

RESOLVED, that the Authorized Officers, or either of them, are hereby authorized and directed to execute and deliver any documents and to take any action that they, in their reasonable judgment, deem to be necessary or appropriate to carry out the intent and purposes of the foregoing resolutions and to complete the transactions described or referred to therein; and all actions previously taken by either of the Authorized Officers are hereby authorized, approved, ratified and confirmed in all respects.

This Written Consent shall be filed with the minutes of the proceedings of the Board of Directors of the Company, and may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute one instrument.
IN WITNESS WHEREOF, the undersigned directors of the Company have executed this Written Consent as of the date(s) set forth below.

Visualant, Inc.
Written Consent of Directors

IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed this Written Consent as of the date(s) set forth below.

/s/ Ronald P. Erickson	August 16, 2016
Ronald P. Erickson	Date

/s/ Jon Pepper	August 16, 2016
Jon Pepper	Date

/s/ Ichiro Takesako	August 16, 2016
Ichiro Takesako	Date

Visualant, Inc.
Written Consent of Directors